SHOWBIZ PIZZA TIME, INC.
                 4441 West Airport Freeway
                   Irving, Texas  75062
                      (972) 258-8507



     August 28, 1997



     Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of the Company to be held at 9:00 a.m. local time, Thursday, September 25, 1997, at the Offices of the Company located at 4441 West Airport Freeway, Irving, Texas.

     At the meeting you will be asked to authorize the adoption of the 1997 Non-Statutory Stock Option Plan, and to transact such other business as may properly come before the meeting.

     The formal Notice of the Special Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     It is important that your shares be represented at the meeting, whether or not you attend personally. I urge you to sign, date and return the enclosed proxy at your earliest convenience.



                                   Sincerely,



                                   RICHARD M. FRANK
                                   Chairman and Chief
                                    Executive Officer




page



                    SHOWBIZ PIZZA TIME, INC.
                   4441 West Airport Freeway
                      Irving, Texas  75062
                         (972) 258-8507

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD SEPTEMBER 25, 1997

To the Shareholders of
ShowBiz Pizza Time, Inc.:

Notice is hereby given that a Special Meeting of Shareholders of ShowBiz Pizza Time, Inc., a Kansas corporation, will be held at the offices of the Company located at 4441 West Airport Freeway, Irving, Texas on September 25, 1997, at 9:00 a.m. local time, for the following purposes:

     1.   To authorize the adoption of the 1997 Non-Statutory Stock
          Option Plan; and

     2. To transact such other business as may properly come before the meeting.

It is desirable that as large a portion as possible of the shareholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Only shareholders of record at the close of business on August 8, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.



                              By Order of the Board of Directors,


                              MARSHALL R. FISCO, JR.
                              Secretary

Irving, Texas
August 28, 1997





page




                    SHOWBIZ PIZZA TIME, INC.
                   4441 WEST AIRPORT FREEWAY
                      IRVING, TEXAS 75062
                         (972) 258-8507

                      PROXY STATEMENT FOR
                SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD SEPTEMBER 25, 1997


This proxy statement is furnished to shareholders of ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Special Meeting of Shareholders (the "Meeting") to be held at 9:00 a.m. local time, on September 25, 1997 at the offices of the Company located at 4441 West Airport Freeway, Irving, Texas. Proxies in the form enclosed will be voted at the Meeting, if properly executed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted either in person at the Meeting or by giving prior written notice to the Secretary of the Company. This proxy statement was first sent or given to the Company's shareholders on or about August 8, 1997.


                   OUTSTANDING CAPITAL STOCK

The record date for the Meeting is August 8, 1997. Only shareholders of record as of the close of business on the Record
Date are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 18,752,569 shares of Common Stock outstanding, $0.10 par value (the "Common Stock"), and 49,570 shares of Class A Preferred Stock outstanding, $60 par value (the "Preferred Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Meeting.


               ACTION TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted:

     1.   To authorize the adoption of the 1997 Non-Statutory Stock
Option Plan; and

     2. In the discretion of the proxyholders, as to the transaction of such other business as may properly come before the Meeting.

Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Unless authorization to vote for a proposal pending at the Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposal. If any other matter or business is brought before the Meeting, the proxyholders may vote the proxies in their discretion. The Board of Directors is not presently aware of any other matters or business to be brought before the Meeting.

                       QUORUM AND VOTING

Each shareholder of record on the Record Date is entitled to one vote for each share of Common Stock and/or Preferred Stock held by them. A majority of the outstanding shares of Common Stock and Preferred Stock, represented in person or by proxy, will constitute a quorum at the Meeting; provided, however, if a quorum is not present or represented at the Meeting, the shareholders entitled to vote at the Meeting, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original date of the Meeting.

Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as inspector of election for the Meeting. The inspector of election will treat shares presented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on the other proposal to be voted on at the Meeting. Unless authorization to vote for a proposal pending at the Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposal.

Broker non-votes occur where a broker holding shares in street name votes the shares on some proposals but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the shares but are not permitted to vote on non-routine proposals. The missing votes on non-routine proposals are deemed to be "broker non-votes." The inspector of election shall treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any proposal as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that proposal (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals). Except for the purpose of determining the presence of a quorum, broker non-votes will have no effect on the outcome of the proposal to be voted on at the Meeting.


                    REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

               PRINCIPAL HOLDERS OF CAPITAL STOCK

The following table sets forth information, as of August 8, 1997, relating to the beneficial ownership of the Company's Common Stock and Preferred Stock by: (i) each director and executive officer (as hereinafter defined) of the Company as of such date, (ii) the directors and the executive officers of the Company as a group (6 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.

                                                      Percentage of
                                       Number of   Class Outstanding
Name and address          Number of    Shares of   -----------------
for 5% beneficial         Shares of    Preferred   Common   Preferred
     Owners             Common Stock    Stock       Stock     Stock
----------------        ------------   --------     -----     -----

Richard M. Frank         750,036(A)       0         4.0%      0.0%

Richard T. Huston        65,618(B)        0         (C)       0.0%

Michael H. Magusiak      125,521(D)       0         (C)       0.0%

Tim T. Morris            2,000(E)         0         (C)       0.0%

Louis P. Neeb            11,250(F)        0         (C)       0.0%

Larry G. Page            17,121(G)        0         (C)       0.0%

Cynthia I. Pharr         11,250(F)        0         (C)       0.0%

Walter Tyree             0(E)             0         (C)       0.0%

Raymond E. Wooldridge    1,000(E)         0         (C)       0.0%


Directors and Executive
Officers as a Group        983,796        0         5.2%      0.0%

FMR Corp.
82 Devonshire St.
Boston, MA 02109-3614    1,492,000(H)     0         8.0%      0.0%

Massachusetts Financial
Services Company
 500 Boylston Street
 Boston, MA 02116-0741   1,280,500(I)     0         6.8%      0.0%

Time Warner, Inc.
 75 Rockefeller Plaza
 New York, NY 10019      0              16,011(J)   0.0%      32.3%

River Forest State Bank &
 Trust Co.
 7727 West Lake Street
 River Forest, IL 60305  0              3,139(K)    0.0%      6.3%

(Footnotes appear on the following page)

------------


(A) Includes 47,188 shares which are subject to forfeiture pursuant to the terms of Mr. Frank's employment agreement. See "Employment Agreements." Includes 15,000 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 400,000 shares purchasable pursuant to options issued under the Company's
     1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof and 105,000 shares granted to Mr. Frank as of January 6, 1997, pursuant to his new employment agreement, which shall not begin to vest until the 1998 calendar year.

(B) Includes 37,700 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 65,850 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(C)  Constitutes less than 1% of the Company's outstanding Common
     Stock.

(D) Includes 62,240 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 161,560 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(E) Excludes 7,500 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(F) Includes 11,250 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 6,250 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(G) Includes 16,875 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 33,680 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(H) Based upon information obtained from FMR Corp. on April 29, 1997. This number includes 1,441,600 shares beneficially owned by Fidelity Management & Research Company, as an investment adviser to various investment companies and certain other funds; 47,400 shares beneficially owned by Fidelity Management Trust Company, as a trustee or managing agent for various private investment accounts; and 3,000 shares beneficially owned by Fidelity International Limited, as an investment advisor to various non-U.S. investment companies. Of its total shares, FMR Corp. has sole voting power over 47,400 shares and sole dispositive power over 1,489,000 shares. Fidelity International Limited has sole voting and dispositive power over 3,000 shares.

(I)  Based upon information obtained from Massachusetts Financial
     Services Company on April 24, 1997.

(J) Based on information in Amendment No. 2 to Schedule 13D dated July 1, 1994. Of its total shares, Time Warner, Inc. has shared voting power over 16,011 shares and shared dispositive power over 16,011 shares.

(K)  Based on information obtained from Transfer Agent on August 8,
     1997.

                   SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the "Named Executive Officers") for the fiscal years ended December 30, 1994, December 29, 1995, and December 27, 1996 (designated herein as fiscal years 1994, 1995 and 1996, respectively.)





                                                                  Long Term
                                                           Compensation Awards
                                                         ---------------------
                                                         Restricted Securities
Name and                                     Other Annual  Stock    Underlying
Principal   Fiscal                           Compensation  Awards    Options
Position     Year      Salary ($)   Bonus($)    ($)(A)      ($)       (#)(B)
---------   ------    -----------   -------    ----------  -----     --------
Richard M. Frank
Chief Executive Officer
             1996      1,000,000         $--     27,333    $--
             1995      1,000,000          --     23,656     --       15,000
             1994      1,000,000          --     25,005     --       --

Richard T. Huston
(Executive Vice President)
             1996      150,000       60,930(C)   15,869    $--       15,750
             1995      149,807             --    13,384     --       31,500
             1994(D)   145,000             --    12,602     --       90,000

Michael H. Magusiak
(President)
             1996      240,000       113,736(C)  15,846    $--       28,800
             1995      240,000             --    14,917     --       28,800
             1994(E)   193,096             --    12,467     --      135,000

Larry G. Page
(Executive Vice President
and Chief Financial Officer)
             1996      132,000        53,618(C)   14,176    $--      13,860
             1995      127,000         3,500      13,753     --        --
             1994(F)    31,250           --       11,578     --      22,500

--------------

(A) Includes car allowance of $15,600 per year for Mr. Frank in 1994 and 1995 and $13,600 per year for Mr. Frank in 1996, and $9,000 per year for Messrs. Huston, Magusiak, and Page.
     Relocation expense is included for Mr. Page in 1994.

(B) On May 22, 1996, the Common Stock of the Company split 3-for-2, resulting in an acquisition of additional shares of Common
     Stock by the Named Executive Officers. The amounts listed above have been adjusted to reflect the stock split.

(C)  Includes bonus compensation earned in 1996 and paid in 1997.

(D) Includes options for 31,500 shares of Common Stock issued to Mr. Huston on January 11, 1994, that were surrendered in connection with the granting on January 6, 1995 of options to acquire 31,500 shares of Common Stock.

(E) Includes options for 28,800 shares of Common Stock issued to Mr. Magusiak on January 11, 1994, that were surrendered in connection with the granting on January 6, 1995 of options to acquire 28,800 shares of Common Stock.

(F) The amount indicated is Mr. Page's actual salary received during fiscal 1994 which is less than his annualized salary of $127,000 because his employment with the Company did not commence until October 1994.

                     EMPLOYMENT AGREEMENTS

Richard M. Frank has entered into an employment agreement with the Company expiring on December 31, 1997. Mr. Frank's employment agreement provides for an annual base salary of $1,000,000, with such additional benefits and/or compensation as may be determined by the Board of Directors. Pursuant to his employment agreement, Mr. Frank was issued 621,762 restricted shares of the Company's Common Stock on April 1993 under the Stock Grant Plan, of which 31,088 shares would vest at the end of each fiscal quarter of the Company during the term of his Employment Agreement, other than the last of such fiscal quarters at the end of which 31,100 shares vest (the number of shares underlying the grant have been adjusted to reflect the occurrence of a 3-for-2 stock split in the Common Stock of the Company). Effective March 31, 1995, Mr. Frank forfeited 90,000 of the unvested restricted shares previously awarded to him, which forfeiture is applied in equal annual increments of 30,000 shares, applied quarterly to the shares otherwise scheduled to vest for that particular quarter. As of August 8, 1997, 484,572 of such shares had vested. On March 3, 1997, Mr. Frank entered into a new employment agreement with the Company providing for a three-year term commencing on January 1, 1998. Mr. Frank's new employment agreement provides for an annual base salary of $1,000,000, 105,000 shares of the Company's Common Stock issued under the Company's Stock Grant Plan, a cash bonus, payable annually, if earned, based upon the achievement of targets for corporate revenue and profitability, with such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors.

On January 3, 1997, Michael H. Magusiak entered into an employment agreement with the Company providing for a three-year term commencing on January 6, 1997. Mr. Magusiak's employment agreement provides for an annual base salary of $250,000, options to purchase 100,000 shares of the Company's Common Stock issued under the Company's 1988 Non-Statutory Stock Option Plan, a cash bonus, payable annually, if earned, based upon the achievement of targets for corporate revenue and profitability, with such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors

Under the terms of the respective employment agreements (the "Employment Agreements"), if the covered executive's employment with the Company is terminated by the Company (other than as a result of death or "permanent disability" (as defined in the Employment Agreements)) Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to twice his then current annual base salary (together, the "Severance Amounts").In the event of the executive's death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the covered executive voluntarily terminates his employment within one year after such a Change of Control. A "Change of Control" is deemed to have occurred with respect to the Company if (i) any person or group of persons acting in concert (other than Hallwood or its affiliates) in which the covered executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the covered executive.

                OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended December 27, 1996.


                                                           Potential Realizable
                                                             Value at Assumed
                                                              Annual Rates
                                                              of Stock Price
                                                              Appreciation of
                Options   Granted to    Exercise              Option Term ($)
                Granted    Employees      Price    Expiration --------------
               (#) (A)(B)   in Year    ($/Share)(C)   Date      5%    10%
               ----------   -------    -----------   ------    ----   -----

Richard M. Frank
                    0         0%           N/A       N/A       $0       $0
Richard T. Huston
               15,750      6.29%         $8.283    01/08/01  $36,006   $79,661

Michael H. Magusiak
               28,800     11.50%         $8.283    01/08/01  $65,840  $145,666

Larry G. Page
               13,860      5.53%         $8.283    01/08/01  $31,685   $70,102


---------------

(A) The number of shares underlying these options, which were granted prior to May 22, 1996, have been adjusted to reflect the occurrence of a 3-for-2 stock split in the Common Stock of the Company.

(B)  Options to acquire these shares are exercisable as follows:
     (i) fifty percent (50%) of the option after January 8, 1998, and (ii) an aggregate of one hundred percent (100%) of the option after January 8, 1999.

(C) The exercise price for these options, which were granted prior to May 22, 1996, has been adjusted to reflect the occurrence of a 3-for-2 stock split in the Common Stock of the Company.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES


The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended December 27, 1996 and the value of his unexercised stock options as of December 27, 1996. The closing price for the Company's Common Stock, as reported by the Nasdaq National Market, on December 27, 1996 (the last trading day of the fiscal year) was $18.25.


                                                    Value of Unexercised In-
                                 Options at          the-Money Options at
     Shares                    December 27, 1996      December 27, 1996
   Acquired on     Value         (exercisable            (exercisable
   Exercise (#)  Realized(A)   /unexercisable)(#)    /unexercisable)($)(B)
   -----------   ----------    -----------------     --------------------

Richard M. Frank
     0              --         15,000 (E)              154,995 (E)
                               0 (U)                   0 (U)

Richard T. Huston
     0              --         45,900 (E)              265,710 (E)
                               82,350 (U)              872,158 (U)

Michael H. Magusiak
     0              --        91,980 (E)               853,004 (E)
                              94,320 (U)               982,968 (U)

Larry G. Page
     0              --        11,250 (E)               145,178 (E)
                              25,110 (U)               283,920 (U)

--------------------


(A) Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(B) Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

(E)  Options which are exercisable at December 27, 1996.

(U)  Options which are not exercisable at December 27, 1996.


                   COMPENSATION OF DIRECTORS

Non-Employee Directors of the Company receive a retainer from the Company at the rate of $10,000 per year, plus $750 for each meeting of the Board of Directors attended. In addition thereto, on the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 7,500 shares of the Common Stock of the Company. Each January thereafter, a Non-Employee Director who was previously elected to the Board and who continued to serve in such capacity shall be granted an option to purchase 2,500 shares of the Common Stock of the Company. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.

                                PROPOSAL:
       ADOPTION OF THE 1997 NON-STATUTORY STOCK OPTION PLAN

  In August 1997, the Board of Directors adopted the 1997 Non-Statutory Stock Option Plan ("Employee Plan"), subject to the approval of the Company's shareholders.  The purpose of the
Employee Plan is to secure for the Company and its shareholders the benefits of the incentives inherent in stock ownership by key employees of the Company and its subsidiaries. The Employee Plan terminates on July 31, 2007, and no option may be granted after such date pursuant to the Employee Plan. The Employee Plan will be administered by the Stock Option Committee. The Stock Option
Committee has the power to determine, in its discretion but subject to the limitations set forth in the Employee Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also would determine the conditions, if any, imposed upon the granting
of options under the Employee Plan.   The Stock Option Committee
would provide for various periods of time to pass before options become exercisable according to the Company's long term strategic plans. A copy of the Employee Plan, as proposed, is attached hereto as Exhibit "A." The description of the Employee Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit A, which contains the complete text of the Employee Plan.

   Options granted under the Employee Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made as a result of various changes in the capitalization of the Company, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under the Employee Plan shall not exceed 925,000. If any option granted under the Employee Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of the Employee Plan.

   Each option granted under the Employee Plan shall be evidenced by a stock option contract. The price at which shares of Common Stock may be purchased under the Employee Plan shall be determined by the Stock Option Committee, but in no event shall the price be less than 100 percent of the fair market value of such shares on the date that the option is granted.

   The period during which each option granted under the Employee Plan may be exercised shall be fixed by the Stock Option Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant
Date").   The Option may not be exercised for a period of at least one (1)
year after the Grant Date.

   Any Option granted under the Employee Plan may be exercised by the optionee only. If an Optionee shall cease to be an employee of the Company for any reason other than death, he may, but only within ten (10) business days next succeeding such cessation, exercise his option to the extent that he was entitled to exercise it at the date of such cessation. In the event of the death of an Optionee, any unexercised portion of an option granted to an Optionee which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the Optionee. Such option shall be exercisable even though the Optionee's death occurs before he had served as an employee of the Company for a period of one (1) year after the Grant Date.

   Each option granted under the Employee Plan shall not be transferable or assignable by the Optionee other than upon death.

   In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation,liquidation or any combination or exchange of shares, then the number of shares of Common Stock subject to the Employee Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under the Employee Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

   An option may be granted conditioned upon the termination of a prior option contract; provided, however, that the price for the new option may not be less than the price of shares under the terminated option unless the shareholders of the Company approve otherwise.

   In the event a "Change of Control" (as defined in Exhibit A) of the Company occurs, then the options outstanding under the Employee Plan that are not otherwise exercisable shall be exercisable and vested, even though certain conditions otherwise provided for in the Employee Plan or option contracts have not been satisfied at the time of the Change of Control.

   No amendment may be made to the Employee Plan concerning any Executive Officer of the Company which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to the Employee Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in the Employee Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) of the Internal Revenue Code of such payment in the fiscal year it is paid. Subject to any adjustments made as a result of various changes in the capitalization of the Company, the maximum number of shares of Common Stock which options may be granted to any Executive Officer during any calendar year may not exceed 250,000 shares.

     The Board of Directors believes that the proposed adoption of the Employee Plan will enable the Company and its shareholders, through future stock options, to continue to secure the benefits of the incentive inherent in stock ownership by certain of its employees.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ABOVE DESCRIBED ADOPTION OF THE 1997 NON-STATUTORY STOCK OPTION
PLAN.

              SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder who wishes to present a proposal for action at the 1998 annual meeting of shareholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of shareholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) (or the rules and regulations thereunder) of the Exchange Act.

To be in proper written form, a shareholder's notice to the Secretary of the Company must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person,
(iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholders, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.


                         MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers and employees of the Company by means of personal interview, telephone or telegram. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $7,000 in addition to out-of-pocket expenditures. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.


                              By Order of the Board of Directors,


                              MARSHALL R. FISCO, JR.
                              Secretary


Irving, Texas
August 28, 1997

                                                      Exhibit A


                     SHOWBIZ PIZZA TIME, INC.
               1997 NON-STATUTORY STOCK OPTION PLAN


     SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

     1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are directors or key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

     2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.

     3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "Non-Employee Directors," as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are also "Outside Directors," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

     4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company.

     5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 925,000. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

     6. Option Contract. Each option granted under this Plan shall be evidenced by a non-statutory stock option contract which shall be signed by an officer of the Company and by the individual to whom the option is granted (the "Optionee"). The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the contract evidencing such option is executed by the Company, and every Optionee, upon the execution of a contract, shall be bound by the terms and restrictions of this Plan and such contract; provided, however, if an Optionee does not sign and return to the Company one (1) duplicate original of their option contract prior to the expiration of one hundred and twenty
(120) days after the grant date, then the grant shall be withdrawn, and the option shall be void and of no further force or effect.


A-1



     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

     8.   Period and Exercise of Option.

          (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant Date").

          (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

          (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company written notice of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company a representation in writing signed by the Optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option contract.

          (d)  Payment for Shares -- Payment for shares of Common
Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

          (e) Delivery of Certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the Optionee and shall be delivered to the Optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

          (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.


A-2



     9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he shall have served in such capacity continuously for at lease one (1) year from the Grant Date, he may, but only within ten (10) business days next succeeding such cessation, exercise his option to the extent that he was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

     10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in
Section 8(a) and in the respective stock option contract). Such option shall be exercisable even though the Optionee's death occurs before he has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

     11. Non-Transferability of Options. Each option granted under this Plan shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of the Optionee may otherwise be exercised only by him.

     12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

     13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

     14.  Termination of Old Option Contract and Grant of New
Option Contract. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, that the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price.

     15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding Section 8(b) hereof or any other provision in this Plan or option contract to the contrary. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen
(18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

     The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its Subsidiaries but not be deemed to have terminated his employment with the Company or any of its Subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its Subsidiaries shall be deemed to terminate when he ceases to be a full-time employee of the Company or any of its Subsidiaries.

A-3


     In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

     16. Restrictions Applicable to Executive Officers. The provisions of this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act ("Executive Officers"). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.


     No amendment of this Plan with respect to any Executive
Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or
(ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The
Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

     The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000)shares, subject to any adjustments made pursuant to the provisions of Section 12.




A-4